UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2025

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth and incorporated by reference under Item 3.02 is incorporated under this item by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On January 17, 2025, PAVmed Inc. (the “Company”) consummated the exchange of $22,347,543 in principal amount of its outstanding Senior Secured Convertible Notes issued pursuant to that certain Securities Purchase Agreement dated as of March 31, 2022 (the “Convertible Notes”), and interest thereon, for 22,347 shares of its Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). The outstanding principal balance of the remaining Convertible Note is approximately $6.6 million.

The exchange was completed pursuant to the previously disclosed Exchange Agreement (the “Debt Exchange Agreement”), dated November 15, 2024, between the Company and the holder of the Convertible Notes. The key terms of the Debt Exchange Agreement are described in the Company’s current report on Form 8-K, filed on November 21, 2024 (the “Signing 8-K”), which description is incorporated herein by reference.

Immediately prior to consummation of the exchange, the Company filed a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, setting forth the resolution of the Company’s board of directors designating up to 25,000 shares of Series C Preferred Stock and fixing the terms of the Series C Preferred Stock, which acted as amendment to the Company’s certificate of incorporation. The key terms of the Series C Preferred Stock, including the terms of conversion thereof and the effect of the issuance thereof on the holders of the Company’s common stock, are described in the Signing 8-K, which description is incorporated herein by reference. If all the shares of Series C Preferred Stock issued pursuant to the Debt Exchange Agreement are converted into the Company’s common stock at the voluntary conversion price of $1.068 per share, we estimate that we would issue 20,924,157 shares upon conversion of the Series C Preferred Stock. Upon the occurrence of certain events, the Series C Preferred Stock also may be converted into shares of the Company’s common stock at a conversion price based on the then-current market price, subject to a maximum price equal to the voluntary conversion price and a floor price equal to $0.2136 per share. If the Series C Preferred Stock was converted into shares of common stock at the floor price, we estimate that we would issue 104,620,787 shares upon conversion of the Series C Preferred Stock.

The offer and sale of the Series C Preferred Stock pursuant to the Debt Exchange Agreement, and the offer and sale of the Company’s common stock issuable under such Series C Preferred Stock, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act, because they involves an exchange with the Company’s existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth and incorporated by reference under Item 3.02 is incorporated under this item by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth and incorporated by reference under Item 3.02 is incorporated under this item by reference.

Item 8.01. Other Events.

As previously disclosed, on March 7, 2024, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that, for the prior 30 consecutive business days (through March 6, 2024), the market value of the Company’s listed securities had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). The Company was provided 180 calendar days, or until September 3, 2024, to regain compliance with the rule. The Company did not regain compliance with the rule during the allotted time period. Accordingly, on September 10, 2024, the Company received a staff determination letter from the Nasdaq Listing Qualifications Department, stating that unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the staff determination, the Company’s securities would be subject to suspension and delisting. The Company timely requested such a hearing, which took place on October 29, 2024. On November 8, 2024, the Panel granted the Company an extension, until January 31, 2025, to regain compliance with the Nasdaq continued listing standards.

The Company undertook the exchange described above in an effort to regain compliance with the continued listing standard under Nasdaq Listing Rule 5550(b)(1), which requires, among other things, that the Company have at least $2.5 million in stockholders’ equity, in lieu of Nasdaq Listing Rule 5550(b)(2). As a result of the exchange, the Company’s stockholders’ equity is significantly in excess of such amount as of the date of the filing. However, there can be no assurance that the Panel will determine that the Company has regained compliance with the Nasdaq continued listing standards.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Certificate of Designations of Series C Convertible Preferred Stock.
10.1	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K, filed on November 21, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2025	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer